Exhibit 99.1

                  Ark Restaurants Announces Financial
          Results for the Fourth Quarter and Full Year 2007


    NEW YORK--(BUSINESS WIRE)--December 18, 2007--Ark Restaurants
Corp. (NASDAQ:ARKR) today reported financial results for the fourth quarter and full year ended September 29, 2007.

    As of December 14, 2007, the Company had cash, cash equivalents and short term investments totaling $14,245,000. As of the same date, the Company had no long-term debt other than $842,000 remaining due on a five year purchase money obligation undertaken in connection with the Company's January 8, 2007 acquisition of the Durgin Park Restaurant and the Black Horse Tavern in Boston, Massachusetts.

    EBITDA from continuing operations before stock option expense for the three-month period ended September 29, 2007 was $4,490,000 versus $3,668,000 during the same three-month period last year. The Company's income from continuing operations for the three-month period ended September 29, 2007 was $2,606,000, or $0.73 per share ($0.72 per diluted share), as compared to $1,914,000, or $0.55 per share ($0.54 per diluted share), for the same three-month period last year.

    Total revenues from continuing operations for the three-month period ended September 29, 2007 were $34,074,000 versus $29,351,000 in the three months ended September 30, 2006. Compared to the same three month period last year, same store sales in the Company's New York City operations increased by 12.7%, same store sales in the Company's Las Vegas operations increased by 5.5%, same store sales in the Company's Washington D.C. operations increased by 18.0% and same store sales in Atlantic City increased 25.3%. The increase in Atlantic City this year was primarily due to last year's low level of sales following the start-up of those operations. The Company does not anticipate similar same store percentage increases in Atlantic City after this fiscal year. Compared to the same three month period last year, Company-wide same store sales increased by 10.4%. Although the Company does not consolidate the sales or the financial results of the Company's managed Florida casino operations (the Company derives income from a management fee arrangement in part based on sales), same store sales at the Company's Florida operations increased by 19.9% compared to the same three month period last year. Sales at the Company's Florida operations totaled $3,170,000 during the three month period ended September 29, 2007. Sales from the Company's Las Vegas operations represented 46.3% of the Company's total sales during the three-month period ended September 29, 2007.

    For the year ended September 29, 2007, EBITDA from continuing operations before stock option expense was $15,270,000 versus $12,136,000 in fiscal 2006. The Company's income from continuing operations for the year ended September 29, 2007 was $8,404,000, or $2.34 per share ($2.33 per diluted share), as compared to $5,971,000, or $1.72 per share ($1.68 per diluted share), last year.

    Total revenues from continuing operations for fiscal 2007 were $124,207,000 versus $110,519,000 in fiscal 2006. Compared to last year, same store sales in the Company's New York City operations increased by 12.5%, same store sales in the Company's Las Vegas operations increased by 5.0% and same store sales in the Company's Washington D.C. operations increased by 9.3%. The Company's Atlantic City facilities were not open during the first quarter of last year and, as a result, the Company cannot make year to year comparisons. Compared to last year, Company-wide same store sales increased by 9.3%. Same store sales at the Company's Florida operations increased by 16.2% compared to last year. Sales at the Company's Florida operations totaled $12,170,000 during the year ended September 29, 2007. Sales from the Company's Las Vegas operations represented 50.7% of the Company's total sales during the year September 29, 2007.

    During fiscal 2007, the Company recognized a $7,814,000 pre-tax gain as a result of the sale of the Company's Lutece and Tsunami locations to Venetian Casino Resort, LLC.

    Ark Restaurants owns and operates 22 restaurants and bars, 24 fast food concepts, catering operations and wholesale and retail bakeries. Seven restaurants are located in New York City, four are located in Washington, D.C., five are located in Las Vegas, Nevada, two are located in Atlantic City, New Jersey, three are located at the Foxwoods Resort Casino in Ledyard, Connecticut and one is located in Boston, Massachusetts. The Las Vegas operations include three restaurants within the New York-New York Hotel & Casino Resort and operation of the hotel's room service, banquet facilities, employee dining room and nine food court concepts; one bar within the Venetian Casino Resort as well as three food court concepts. In Las Vegas, the Company also owns and operates one restaurant within the Forum Shops at Caesar's Shopping Center. The Florida operations under management include five fast food facilities in Tampa, Florida and seven fast food facilities in Hollywood, Florida, each at a Hard Rock Hotel and Casino operated by the Seminole Indian Tribe at these locations. In Atlantic City, New Jersey, the Company operates a restaurant and a bar in the Resorts Atlantic City Hotel and Casino. In Boston, Massachusetts, the Company operates a restaurant in the Faneuil Hall Marketplace.

    Except for historical information, this news release contains forward-looking statements, which involve unknown risks, and uncertainties that may cause the Company's actual results or outcomes to be materially different from those anticipated and discussed herein. Important factors that might cause such differences are discussed in the Company's fillings with the Securities and Exchange Commission. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.




ARK RESTAURANTS CORP.
Condensed Consolidated Income Statement
For the 13 and 52 week periods ended September 29, 2007 and September
 30, 2006
(In Thousands, Except per share amounts)
----------------------------------------------------------------------


                               13 weeks  13 weeks  52 weeks  52 weeks
                                 ended     ended     ended     ended

                               September September September September
                                  29,       30,       29,       30,
                                 2007      2006      2007      2006
                               --------- --------- --------- ---------

TOTAL REVENUES                  $34,074   $29,351  $124,207  $110,519
                               --------- --------- --------- ---------

COST AND EXPENSES:

Food and beverage cost of sales   9,119     7,547    32,058    27,942
Payroll expenses                  9,701     9,126    37,746    35,213
Occupancy expenses                4,312     3,920    16,288    16,129
Other operating costs and
 expenses                         3,949     3,626    15,012    13,330
General and administrative
 expenses                         2,722     1,796     9,046     7,231
Depreciation and amortization
 expenses                           705       703     2,721     2,534
                               --------- --------- --------- ---------

  Total costs and expenses       30,508    26,718   112,871   102,379
                               --------- --------- --------- ---------

OPERATING INCOME                  3,566     2,633    11,336     8,140
                               --------- --------- --------- ---------

OTHER INCOME:

Interest income - net               138        11       352        82
Other income                        141       145       805       714
                               --------- --------- --------- ---------
  Total other income                279       156     1,157       796
                               --------- --------- --------- ---------

Income from continuing
 operations
  before income taxes             3,845     2,789    12,493     8,936

Provision for income taxes        1,139       875     3,853     2,965

Limited partner interest in
 income of variable interest
 entity                            (100)        -      (236)        -
                               --------- --------- --------- ---------

Income from continuing
 operations                       2,606     1,914     8,404     5,971
                               --------- --------- --------- ---------

DISCONTINUED OPERATIONS:
Income (loss) from operations
 of discontinued restaurants         15        94     7,090    (1,124)

Provision (benefit) for income
 taxes                               47        41     2,481      (373)
                               --------- --------- --------- ---------

Income (loss) from discontinued
 operations                         (32)       53     4,609      (751)
                               --------- --------- --------- ---------

NET INCOME                      $ 2,574   $ 1,967  $ 13,013  $  5,220
                               ========= ========= ========= =========


PER SHARE INFORMATION - BASIC AND
 DILUTED:

Continuing operations basic     $   .73   $   .55  $   2.34  $   1.72
Discontinued operations basic   $  (.01)  $   .01  $   1.29  $   (.22)
                               --------- --------- --------- ---------
Net basic                       $   .72   $   .56  $   3.63  $   1.50
                               ========= ========= ========= =========

Continuing operations diluted   $   .72   $   .54  $   2.33  $   1.68
Discontinued operations diluted $  (.01)  $   .01  $   1.28  $   (.21)
                               --------- --------- --------- ---------
Net diluted                     $   .71   $   .55  $   3.61  $   1.47
                               ========= ========= ========= =========


WEIGHTED AVERAGE NUMBER OF
 SHARES-BASIC                     3,594     3,499     3,582     3,472
                               ========= ========= ========= =========

WEIGHTED AVERAGE NUMBER OF
 SHARES-DILUTED                   3,641     3,552     3,607     3,548
                               ========= ========= ========= =========

Continuing Operations EBITDA
 Reconciliation
Pre tax earnings                $ 3,845   $ 2,789  $ 12,493  $  8,936
Depreciation and amortization       705       703     2,721     2,534
Interest                           (138)      (11)     (352)      (82)
                               --------- --------- --------- ---------
EBITDA (a)                      $ 4,412   $ 3,481  $ 14,862  $ 11,388
                               ========= ========= ========= =========

Continuing Operations EBITDA
 adjusted for
non-cash stock option expense
EBITDA (as defined) (a)         $ 4,412   $ 3,481  $ 14,862  $ 11,388
Non-cash stock option expense        78       187       408       748
                               --------- --------- --------- ---------
EBITDA adjusted for non-cash
 stock option expense           $ 4,490   $ 3,668  $ 15,270  $ 12,136
                               ========= ========= ========= =========

(a) EBITDA is defined as earnings before interest, taxes, depreciation and amortization and cumulative effect of changes in accounting principle. Although EBITDA is not a measure of performance or liquidity calculated in accordance with generally accepted accounting principles (GAAP), the Company believes the use of the non-GAAP financial measure EBITDA enhances an overall understanding of the Company's past financial performance as well as providing useful information to the investor because of its historical use by the Company as both a performance measure and measure of liquidity, and the use of EBITDA by virtually all companies in the restaurant sector as a measure of both performance and liquidity. However, investors should not consider this measure in isolation or as a substitute for net income, operating income, cash flows from operating activities or any other measure for determining the Company's operating performance or liquidity that is calculated in accordance with GAAP, it may not necessarily be comparable to similarly titled Measures employed by other companies. A reconciliation of EBITDA to the most comparable GAAP financial measure, net income, is included above.



    CONTACT: Ark Restaurants Corp.
             Robert Towers, 212-206-8800
             bob@arkrestaurants.com